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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                   FORM 8-K/A


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         December 30, 1996
                                                          -----------------

                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)


           DELAWARE                05751                  95-2594724
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       (State or other          (Commission              (IRS Employer
       jurisdiction of          File Number)           Identification No.)
       incorporation)


   1111 BAYSIDE DRIVE, SUITE 100, CORONA DEL MAR, CALIFORNIA           92625
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           (Address of principal executive offices)                  (zip code)


                                 (714) 222-2273
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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS
--------------------

        The Company announced that it completed the Exchange Offer for its 7-1/2% Convertible Subordinated Debentures (the "Debentures") on December 30, 1996 at 2:00 p.m. (central time). The Company was advised by First Trust National Association, the Exchange Agent and Trustee, that affirmative consents of Debentureholders in excess of 82% had been received, and that all propositions had been consented to and approved by Debentureholders. The Exchange Agent also advised that it had received for tender, pursuant to the Company's Exchange Offer, $6,846,000 of principle amount of Debentures (the "Tendered Debentures"). With respect to the Tendered Debentures, the Company has paid to the Exchange Agent, on behalf of the tendering Debentureholders, an aggregate amount of $3,970,680 and requisitioned for issue approximately 164,304 shares of the Company's Common Stock, representing the stock portion of the Exchange Offer.

        The aggregate principle amount of Debentures which were not tendered was $2,692,000. The Company has also paid the Exchange Agent an aggregate of $552,701.25 representing interest and default interest payable with respect to Debentures which have not been tendered. The Company has set a special record date of January 20, 1997, and payment of interest and default interest will be made on January 22, 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMPREHENSIVE CARE CORPORATION
                                             (Registrant)


                                    By: /s/ KERRI RUPPERT
                                       ----------------------------------------
                                       Kerri Ruppert, Senior Vice President and
                                       Chief Financial Officer

Dated: January 8, 1997.



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